UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2020

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AMPLIFY ENERGY CORP.

(Exact Name of Registrant as Specified in Charter)

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Delaware	001-35512	82-1326219
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation	File Number)	Identification No.)
or Organization)

500 Dallas Street, Suite 1700 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 490-8900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AMPY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of President, Chief Executive Officer and Director

On April 1 2020, Mr. Kenneth Mariani notified the board of directors (the “Board”) of Amplify Energy Corp. (the “Company”) of his decision to retire. Mr. Mariani will vacate his service as President and Chief Executive Officer of the Company and as a member of the Board, effective April 3, 2020. Mr. Mariani’s decision to retire stems solely from personal reasons and did not result from any disagreement with the Company, the Company’s management or the Board.

Appointment of Interim Chief Executive Officer

Effective upon Mr. Mariani’s retirement, Mr. Martyn Willsher will become the Company’s Interim Chief Executive Officer. Mr. Willsher will continue to serve in his role as Senior Vice President and Chief Financial Officer of the Company.

Mr. Willsher, age 42, has served as Senior Vice President and Chief Financial Officer of the Company since August 6, 2019. Mr. Willsher previously served as the Senior Vice President and Chief Financial Officer of Amplify Energy Holdings LLC (f/k/a Amplify Energy Corp.) (“Legacy Amplify”) from April 27, 2018 until the closing of the merger with Midstates Petroleum Company in August 2019. Mr. Willsher previously served as Legacy Amplify’s Vice President and Treasurer from May 2017 to April 2018. He also served as Treasurer of Memorial Production Partners GP, LLC, Legacy Amplify’s predecessor, from July 2014 to May 2017, and as Director of Strategic Planning for Memorial Resource Development LLC, an affiliate of the predecessor of Legacy Amplify, from March 2012 to June 2014. Prior to that, he served as Manager, Financial Analysis of AGL Resources from September 2009 to March 2012, and as Director – Upstream Oil & Gas A&D of Constellation Energy from August 2006 to March 2009. Prior to that, he served in various business development and financial analysis roles at JM Huber Corp., FTI Consulting and PricewaterhouseCoopers LLP. Mr. Willsher received his Master of Business Administration from The University of Texas at Austin and his Bachelor of Business Administration in Finance from Texas A&M University.

Mr. Willsher's base salary will be $350,000 per year. He will continue to participate in employee benefits on terms similar to other executive officers, including eligibility for annual bonuses and equity incentives.

Mr. Willsher was not elected to his position as Interim Chief Executive Officer under any arrangement or understanding between him and any other person. There are no transactions with Mr. Willsher that would be reportable under Item 404(a) of Regulation S-K and no family relationships exist between Mr. Willsher and any of the directors or officers of the Company.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release Issued by Amplify Energy Corp. on April 3, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2020	AMPLIFY ENERGY CORP.

	By:	/s/ Martyn Willsher
		Name:	Martyn Willsher
		Title:	Interim Chief Executive Officer, Senior Vice President and Chief Financial Officer